UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

PARAGON FINANCIAL CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

6330 S. Sandhill Rd., Suite 8 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 285-0000

830-13 A1A North, Ponte Vedra Beach, Florida 32082

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(2)

On February 15, 2006, Charles Van Sickle resigned from our Board of Directors effective February 16, 2006. According to his resignation letter, there were no disagreements with Paragon, its executive officers, or members of Paragon’s Board of Directors on any matter relating to Paragon’s operations, policies or practices. Mr. Van Sickle has been furnished with a copy of this statement.

On February 16, 2006, our Board of Directors held a meeting in which the following actions affecting corporate governance and management were taken:

Michael Barron and Joseph Cosio-Barron were duly nominated and subsequently elected to fill the two vacant seats on our Board of Directors. Messrs Barron and Cosio-Barron are to serve in accordance with the By-Laws of the Corporation until the next annual meeting of shareholders or until their successors have been duly elected and has qualified, or until their earlier resignation or removal. Messrs Barron and Cosio-Barron are currently the sole directors of Consumer Direct of America, Inc. (“Consumer Direct”). Consumer Direct is our largest stockholder owning 149,558,791 shares of our common stock, par value $0.0001 per share, or 55.04% of the currently issued and outstanding shares of our common stock, and all of the issued and outstanding shares of our Series F Preferred Stock that are convertible into 443,217,018 shares of our common stock. Therefore, Messrs Barron and Cosio-Barron are in positions to significantly influence decisions with respect to the election of directors and officers, mergers or other business combinations, operations of our business, and future issuances of common stock or other securities.

Paul Danner resigned his positions as our Chairman of the Board and Chief Executive Officer effective immediately, but he remains a member of our Board of Directors.

Michael Barron was nominated and accepted positions of Chairman of the Board and Chief Executive Officer effective immediately. Mr. Barron is currently the Chairman and Chief Executive Officer of Consumer Direct of America, Inc. (“Consumer Direct”). As stated elsewhere on this Form 8-K, Consumer Direct is our largest stockholder. Mr. Barron will serve in his capacity as our Chairman of the Board and Chief Executive Officer until his successor is chosen and qualify. He may be removed at any time by the Board of Directors. Mr. Barron is 55 years old.

Joseph Cosio-Barron was nominated and accepted the positions of President and in-house counsel effective immediately. Mr. Cosio-Barron is currently the President and in house counsel of Consumer Direct of America, Inc. (“Consumer Direct”). As stated elsewhere on this Form 8-K, Consumer Direct is our largest stockholder. Mr. Cosio-Barron will serve in his capacity as our President and in-house counsel until his successor is chosen and qualify. He may be removed at any time by the Board of Directors. Mr. Cosio-Barron is 57 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARAGON FINANCIAL CORPORATION

By:	/s/ Scott L. Vining
Scott L. Vining
Chief Financial Officer

Date: February 24, 2006